[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit 10.26

AMENDMENT NO. ONE
TO BUILD-TO-SUIT LEASE

THIS AMENDMENT NO. ONE (“Amendment”) is made and entered into as of October 18, 2002 by and between SLOUGH BTC, LLC, a Delaware limited liability company (“Landlord”) and RIGEL PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

RECITALS

A.            Landlord and Tenant are partners to that certain Build-To-Suit Lease dated as of May 16, 2001 (“Lease”) pursuant to which Landlord shall lease to Tenant, and Tenant shall lease from Landlord up to approximately 146,910 square feet.

B.            The parties wish to amend the Lease to provide, inter alia, (i) an increase in the Tenant Improvement Allowance to be provided by Landlord, (ii) the establishment of the Phase I Rent Commencement Date and the Phase II Rent Commencement Date (which shall be deemed to occur at the same time and are hereinafter collectively called the “Rent Commencement Date”), (iii) a rent deferral payment to be made in Month 25 of the Lease term, and (iv) an adjustment in minimum rental to reflect the increased Tenant Improvement Allowance and the rent deferral, all subject to the terms and conditions set forth herein.

C.            Unless otherwise defined herein, all capitalized terms have the meanings assigned to them in the Lease.

THEREFORE, the parties agrees as follows:

1.             Increase in Tenant Improvement Allowance.  The Tenant Improvement Allowance, as defined in Paragraph 4(b) of the Work Letter attached to the Lease as Exhibit C, is hereby increased by $[ * ] per square foot (the “Additional Tenant Improvement Allowance”).  Notwithstanding the provisions of such Paragraph 4(b), Tenant shall not be required to match such Additional Tenant Improvement Allowance in the fifteen percent (15%) ratio stated in the Lease.  In the event Tenant does not use the entire Additional Tenant Improvement Allowance towards the Cost of Improvements for the Tenant Improvements, then Tenant may apply any unused Additional Tenant Improvement Allowance to reimburse Tenant for its contribution to the Cost of Improvements for the Tenant Improvements, including without limitation to its fifteen (15%) matching contribution to the initial Tenant Improvement Allowance.  Tenant may seek such reimbursement by providing to Landlord evidence of Tenant’s payment of such contribution in form reasonably satisfactory to Landlord.  Landlord shall remit such reimbursement to Tenant within ten (10) business days following such request.  In no event shall the Additional Tenant Improvement Allowance be eligible to be applied toward furniture or other personal property of Tenant.

2.             Rent Commencement Date.  The Rent Commencement Date shall be February 1, 2003, except that if Tenant takes occupancy of and commences operation of its business in any portion of the Phase I Building or the Phase II Building prior to February 1, 2003, then the Rent Commencement Date shall be the date of such occupancy and commencement of business; provided, however, that if the Rent Commencement Date occurs prior to February 1, 2003, Tenant shall have no obligation to make payments of minimum rent under the Lease until the payment that becomes due February 1, 2003 for the month of February, 2003, but all other obligations of Tenant under the Lease (including, but not limited to, the payment of Tenant’s Operating Expense Share) shall commence as of the Rent Commencement Date and the term of the Lease shall commence as of the Rent Commencement Date.  The foregoing shall not prohibit the Tenant from access to the building prior to the Rent Commencement Date for the purposes of building start-up (including, but not limited to, start-up of building systems, network/phone setup, lab/equipment setup, furniture setup and vivarium decontamination) nor affect or diminish Landlord’s obligation to complete Landlord’s Work in accordance with the provisions of the Lease.

3.             Rent Deferral.  In consideration of Landlord’s agreement to the provisions of this Amendment, Tenant shall make a lump-sum rent deferral payment to Landlord in the amount of $[ * ], which payment shall be due on the first day of Month 25 of the Lease (counting from the Rent Commencement Date), as shown in the schedule of minimum rental set forth on Exhibit 1 to this Amendment.

4.             Minimum Rental.  In consideration for the increase in the Tenant Improvement Allowance and the deferral of the Rent Commencement Date and/or of Tenant’s minimum rent obligation as set forth above, the schedules of minimum rental set forth in Paragraph 3.1(a) and 3.1(b) of the Lease are hereby combined, amended and restated as set forth on Exhibit 1 to this Amendment.  Such schedule remains subject to the provisions of Paragraph 3.1(e) of the Lease.

5.             Prepayment of Minimum Rental.  Tenant may at any time prepay the minimum rental reflected as Tranche 2 and/or Tranche 3 on Exhibit 1, but only by prepaying all of Tranche 2 or Tranche 3 alone or all of both Tranches.  In the event of any such prepayment on or before the first day of Month 25 of the Lease (counting from the Rent Commencement Date), the amount necessary to prepay each respective Tranche shall be equal to the portion of  the Additional Tenant Improvement Allowance originally allocable to that Tranche (which portion is assumed to be $[ * ] per Tranche for purposes of Exhibit 1) plus an imputed return calculated as if the originally allocable portion had accrued interest from the Rent Commencement Date to the date of prepayment at the rate of [ * ] % per annum compounded annually.  In the event of any such prepayment after the first day of Month 25 of the Lease, the amount necessary to prepay each respective Tranche shall be equal to the unamortized balance of the portion of the Additional Tenant Improvement Allowance originally allocable to that Tranche.

6.             Warrant.  As additional consideration for the increase in the Tenant Improvement Allowance and the deferral of rent, Tenant agrees (a) to grant, concurrent with the execution of this Amendment, to Landlord or Landlord’s designees (which may be any members, partners, shareholders or affiliates of Landlord or any affiliates of any such members, partners, shareholders or affiliates of Landlord) warrants registered in the name of Landlord or such Landlord designees for the acquisition of an aggregate of 500,000 shares of Tenant’s common stock, which warrants shall be in the form attached hereto as Exhibit 2, shall have an expiration date five (5) years after the date of issuance and shall have an exercise price per share equal to one hundred fifteen percent (115%) of the closing market price per share of Tenant’s common stock on the date this Amendment is mutually executed; and (b) to amend and reissue, concurrent with the execution of this Amendment, the existing warrant (Warrant No. CS-4) dated May 16, 2001 in favor of Kwacker Limited, for 150,000 shares of Tenant’s common stock, in such a manner that Sections 7 and 10 of such existing warrant shall be identical to Section 7 and 10 of the form attached hereto as Exhibit 2 (except that the expiration date of the existing warrant as set forth in Section 7 thereof shall remain May 16, 2006).

7.             No Further Modifications.  Unless otherwise define herein, the terms and provisions of the Lease shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment No. One as of the date first set forth above.

LANDLORD:	SLOUGH BTC, LLC, a Delaware limited liability company

	By:	SLOUGH ESTATES USA, INC., a Delaware corporation, Its Manager

		By:	/s/ William Rogalla

		Its:	Vice President

TENANT:	RIGEL PHARMACEUTICALS, INC. a Delaware corporation

	By:	/s/ James M. Gower

	Its:	CEO

	By:	/s/ James H. Welch

	Its:	CFO

EXHIBIT 1

MINIMUM RENTAL

[*]

EXHIBIT 2

FORM OF WARRANT

See Exhibit 4.7

EXHIBIT 3

FORM OF WARRANT

See Exhibit 4.10

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.